UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2025

Alaunos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33038	87-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2617 Bissonnet St

Suite 225

Houston, TX 77005

(Address of principal executive offices, including zip code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Subscription Agreement

On April 11, 2025, Alaunos Therapeutics, Inc., a Delaware corporation (the “Company”) entered into a Subscription Agreement (the “Agreement”), by and among the Company and Watermill Asset Management set forth on Appendix A thereto, pursuant to which the Company agreed to issue and sell, in a private offering to the Purchaser shares of Series A-1 Convertible Preferred Stock of the Company, par value of $0.001 per share (the “Series A-1 Preferred Stock”), at a price per share of $1,000 (the “Preferred Offering”) for an aggregate purchase price of $500,000. The Preferred Offering also relates to the offering of the shares of the Company's common stock (the "Common Stock") issuable upon the conversion of or otherwise pursuant to the terms of the Series A-1 Preferred Stock). The Preferred Offering closed on April 11, 2025.

Series A-1 Preferred Stock

On April 11, 2025, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series A-1 Convertible Preferred Stock of the Company attached hereto as Exhibit 3.1 (the “Certificate of Designation”) and designated 1,000 shares of Series A-1 Preferred Stock.

Under the terms of the Certificate of Designation, each share of Series A-1 Preferred Stock has a stated value of $1,000 per share and, when issued, the Series A-1 Preferred Stock will be fully paid and non-assessable. The holders of Series A-1 Preferred Stock will be entitled to receive dividends at a rate of 10% per annum, payable in shares of Series A-1 Preferred Stock. In addition, the holders of Series A-1 Preferred Stock, to the extent any other dividends or distributions are declared for holders of the Common Stock, the holders of Series A-1 Preferred Stock will be entitled to participate in such dividends or distributions on an as-converted basis. The holders of Series A-1 Preferred Stock are entitled to vote alongside holders of Common Stock on an as-converted basis on a 1:1 ratio as Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action. Each holder of Series A-1 Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such holder’s shares of Series A-1 Preferred Stock are convertible pursuant to the Certificate of Designation as of the record date of such vote or written consent (or as otherwise required by applicable law).

Each holder of Series A-1 Preferred Stock has the right to convert all or any portion of the outstanding Series A-1 Preferred Stock held by such holder along with the aggregate accrued or accumulated and unpaid dividends thereon, at any time at such holder’s option, into shares of Common Stock in accordance with the terms of the Certificate of Designation. The initial fixed “Conversion Price” shall be $2.76 per share for Series A-1 Preferred Stock, subject to proportional adjustments in accordance with the Certificate of Designation.

The foregoing description of the Purchase Agreement and Series A-1 Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference, and the Certificate of Designation, a copy of which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety. The securities offered in the Preferred Offering were offered and sold in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K nor the exhibits attached hereto represent an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 related to the Certificate of Designation and Exhibit 3.1 are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 related to the Certificate of Designation and Exhibit 3.1 are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
3.1	Certificate of Designation of Series A-1 Convertible Preferred Stock of Alaunos Therapeutics, Inc.
10.1	Subscription Agreement, dated April 11, by and between Alaunos Therapeutics, Inc. and Watermill Asset Management
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2025	Alaunos Therapeutics, Inc.

	By:	/s/ Melinda Lackey
		Name:	Melinda Lackey
		Title:	Legal and Administration